UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2012

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 1st Avenue South, Suite 100, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Jones Soda Co. (the "Company") held on October 25, 2012, the Company's shareholders voted on the election of directors and ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2012.
The shareholders elected the following six directors, who received the number of votes set forth opposite their respective names:

	For		Withhold		Broker Non-Votes
Mills A. Brown	8,876,696	10,967,585	326,711	518,657	22,154,552
Richard V. Cautero	8,880,094	10,886,478	323,313	599,764	22,154,552
Jennifer L. Cue	8,907,749	11,063,667	295,658	422,575	22,154,552
Michael M. Fleming	8,862,756	10,930,155	340,651	556,087	22,154,552
Matthew K. Kellogg	8,902,952	11,152,306	300,455	333,936	22,154,552
Susan A. Schreter	8,924,396	10,888,704	279,011	597,538	22,154,552
The shareholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year 2012 by a vote of 30,615,228 shares for, 440,930 shares against, and 301,801 shares abstaining. There were no broker non-votes in connection with this matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

October 26, 2012	By:	/s/ Carrie L. Traner
Carrie L. Traner, Vice President of Finance